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                              EMPLOYMENT AGREEMENT

         This Agreement made and entered effective the first day of August, 1996, by and between INTELLIGENT COMPUTER SOLUTIONS, INC. (Hereinafter referred to as "ICS") and PETER J. KEENAN (hereinafter referred to as "EMPLOYEE").


                              W I T N E S S E T H:

         WHEREAS, ICS is engaged in the highly competitive business of providing computer systems integration, including but not limited to LAN and WANS operation and computer consulting services to governmental and non-governmental entities throughout the United States; and;

         WHEREAS, ICS has expended substantial amounts of money, time and expertise in developing and maintaining extensive resources and customer goodwill throughout the United States and has, by virtue of such efforts, acquired the continued and repetitive business of its clientele, as well as its personnel; and

         WHEREAS, ICS has expended substantial amounts of money, time and effort in developing and perfecting its techniques, technical expertise and data bases, business methods, management and financial expertise, customer and business accounts, personnel resources, and other data, all of which are highly confidential information and which Employee hereby recognizes and acknowledges to be valuable, special and unique business and trade secrets belonging to ICS; and

         WHEREAS, ICS has imparted confidential information and desires to be able to impart additional confidential information to Employee with the knowledge that such information will be used solely for its benefit and not in competition with or to the detriment of ICS.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each of the parties, intending to be legally bound, hereby agrees as follows:


         1.       AGREEMENT OF EMPLOYMENT

         ICS hereby employs Employee as President commencing on the date of this agreement and Employee agrees to be so employed, all in accordance with the terms and provisions of this agreement. Terms of compensation, as well as scope of duties, job assignment, job position, office assignment, job title, subsidiary assignment, and divisional assignment, as set forth in this contract may be revised by mutual consent of the parties from time to time.







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         2.       DUTIES

         Employee shall work for ICS as President. The President shall work closely with the Board of Directors of ICS. Additionally, the President shall:

                  o        Develop corporate strategies for new ICS products
                  o        Assist the corporation in obtaining sales
                  o        Solve technical problems
                  o        Research new ideas
                  o        Hire and train new personnel
                  o        Supervise and direct employees where needed

        It is agreed that all checks of ICS over $5,000 shall be signed by Employee and by either Hector M. Gavilla or Eli Levi, as long as one of them remains liable on the ICS bank credit line or as long as there is an outstanding note to either ATTI or to other ICS shareholders. There shall also be a separate ICS checking account for checks up to $5,000 which can be signed by any one of those three people.


        3.        COMPENSATION

        Employees shall be compensated at the rate of $50,000 per year as long as there is any promissory note outstanding from ICS to Advanced Testing Technologies, Inc. ("ATTI") or from Employee to any other person for the purchase of his stock in ICS. This amount may be increased annually by the Board of Directors up to a maximum salary of $125,000 per year, provided that there is an additional employee(s), designated by Hector Gavilla and Eli Levi, added to the ICS payroll who will be paid an annual salary equal to any excess amount over $50,000 per year paid to the Employee. After the aforesaid promissory notes have been repaid, Employee's compensation package shall be revised.


        4.        STOCK PURCHASE

        It is understood that Employee is purchasing a 51% interest in ICS from the other existing shareholders and giving a promissory note in payment. The parties hereto acknowledge an outstanding loan owed by the Corporation to Advanced Testing Technologies, Inc. as well as the stock acquisition loan of $100,000 owed by Employee to other shareholders. It is agreed that Employee will be entitled to vote his shares of stock in the Corporation as long as neither of these loans is in default.

        Employee shall be entitled to sell his shares of stock in ICS; provided, however, that any indebtedness for his shares has been repaid or will be repaid out of the sale proceeds, and provided further that any agreement to sell his shares shall be in writing specifying the terms of sale and the other shareholders of ICS or ICS shall be given a copy of the agreement and have the option for 30 days from the date of receipt of the sale agreement to purchase Employee's shares on the same terms and conditions. If more than one shareholder desires to purchase Employee's shares, each such shareholder shall be entitled to purchase Employee's shares on a pro rate basis according to his or her percentage ownership of ICS.



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        5.        STOCK REDEMPTION

        If the Employee dies, becomes disabled, or his employment with ICS terminates for any reason, he shall sell his shares of stock back to ICS and ICS shall purchase them within 30 days of such event, at the adjusted book value of his shares in ICS. The adjusted book value shall be determined in accordance with this Paragraph by two independent accountants, one chosen by Employee and one chosen by ICS. If they cannot agree on a valuation, the parties shall submit any dispute to an arbitrator pursuant to the rules and procedures of the American Arbitration Association.

        At the election of the Corporation, payment for the Shares may be made in up to eight (8) quarterly installments, provided that interest is paid to Employees on the unpaid balance at the rate of nine percent (9%) per annum. Employee shall be deemed disabled when a duly qualified physician appointed by ICS certifies that Employee is unable to perform substantially all of the duties previously rendered by him on behalf of the Corporation, and that, in such physician's opinion, the disability shall continue for at least one year from the initial date of the disability; but in any event, he shall be deemed disabled if he is unable to perform all such duties for a continuous period of one year.

        The adjusted book value of the Corporation shall be determined in accordance with its normal method of accounting, consistently applied, subject to the following provisions:

                  A. No allowances of any kind shall be made for goodwill, trade name, or any similar intangible asset of the Corporation unless previously recorded on its books.

                  B. All accounts payable shall be taken at the face amount thereof, less discounts deductible; and accounts receivable shall be taken at the value as determined by such accountant based on the aging and history of collectibility of such accounts.

                  C. All fixed assets shall be taken at the values on the books of the Corporation, except that if the Corporation owns any real estate it shall be valued at market value as determined by a mutually acceptable appraiser, if possible, or else by the average to two (2) appraisers, one selected by the seller and one selected by the Corporation.

                  D. There shall be included the cash surrender value of every policy of insurance owned by the Corporation as of the valuation date.

                  E. All marketable securities shall be valued at market value, rather than book value.

                  F.  Inventories shall be valued at cost.

                  G. Book value shall mean the book value used for corporate accounting rather than for tax purposes if different in any respect.

                  H. Contingent claims of or against the Corporation shall not be taken into account.



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                  I. All unpaid and accrued taxes shall be deducted as
liabilities. The term "accrued taxes" shall include all unpaid income, property and gross receipts taxes applicable to the fractional period of the year which has, as of he valuation date, elapsed since the termination of the prior calendar year and also all unpaid taxes applicable to prior years, without consideration in either case of whether the taxes, as of the valuation date, are or are not recorded as liabilities of the Corporation.

                  J. The purchase price as finally determined hereunder will be final and shall not be subject to recomputation or adjustment in the absence of fraud.

                  K. All expenses incurred in so determining the purchase price shall be shared equally by the seller and the Corporation.

        Upon the redemption of all of Employee's shares in ICS, all loans, advances, exchanges and accounts of any nature whatsoever between the Corporation and the Employee shall become due and payable.

        The Corporation shall purchase a term life insurance policy in the face amount of $500,000 insuring the life of Employee which shall be owned by the Corporation, and the proceeds thereof shall be payable to the Corporation to be used for purposes of redeeming Employee's stock.


        6.        FULL TIME NATURE OF EMPLOYMENT

        Employee shall devote his full time, attention, and energies to the business of ICS and shall not during the term of this agreement be engaged in any other related business activity without the express approval of the Board of Directors.


        7.        BOARD OF DIRECTORS

        It is understood and agreed that the Board of Directors of the Corporation shall be comprised of only three persons, specifically, Hector M. Gavilla, Eli Levi, and Peter J. Keenan, as long as each of them owns shares of the Corporation; provided, However, that Keenan's rights to serve as a Director shall terminate upon written notice from the other Board Members if he is in default on his stock acquisition loan or if the Corporation is in default on its loan from Advanced Testing Technologies, Inc. Upon full repayment of those loans, the Board of Directors shall be increased to four persons and Employee shall be entitled to appoint a person of his choice to the fourth seat on the Board.


        8.        WARRANTY AND INDEMNIFICATION

        Employee warrants that, to the best of his knowledge, he is not a party to any other restrictive agreement limiting his activities in the field and/or area of his employment by ICS and the Employee will hold ICS harmless from any and all suits and claims arising out of any breach of such restrictive agreements or contracts.




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        9.        ACKNOWLEDGMENT OF CONFIDENTIAL NATURE
                  OF EMPLOYMENT AND GOODWILL INTERESTS OF ICS

        Employee acknowledges (a) that ICS will expend considerable time, effort and expense in training Employee in the methods used by ICS; and (b) that Employee will be entrusted with confidential knowledge and information as to ICS's accounts, customer and business patrons, personnel resources, and other data, as well as confidential knowledge and information concerning the techniques, technical expertise, business methods, management and financial expertise of ICS; and will become personally acquainted with and serve as an ICS representative to the business connections, customers and trade of ICS; and (c) that Employee will receive such confidential knowledge and be placed in such a position, that upon leaving ICS's employment for any reason, his engaging directly or indirectly, either along or in association with any other person of firm in a similar business to that of ICS, will cause irreparable harm and financial loss to ICS, its good will, and its organization. Employee, therefore agrees that he will not while in ICS's employ, directly or indirectly, either alone or in association with any other person or firm, engage in any activity whatsoever which is competitive to ICS for himself or in association in any capacity with any other person or firm engaged in a similar business to ICS's.


        10.       AGREEMENT NOT TO ENGAGE IN COMPETITIVE BUSINESS

        Employee further agrees that in the event of termination of this Agreement for any reason whatsoever, he will not, for a period of eighteen (18) months from the date of termination (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein)either directly or indirectly, on his own account or as agent, stockholder, employer, employee or otherwise in conjunction with any other person or entity, engage in competition in a business similar to that of ICS located within a seventy-five mile radius of any office to which he was assigned by ICS within the preceding year, nor will he solicit contracts, accounts, personnel, or engage in any other competitive activities within said area. Employee further agrees that regardless of geographic location, he will not, during such time period service of solicit any customers ICS has done business with during the preceding year. Employee acknowledges that doing so in any manner would interfere with, diminish, and otherwise jeopardize and damage the business and goodwill of ICS.


        11.       AGREEMENT NOT TO COMPETE FOR ACCOUNTS OR PERSONNEL

        Employee further agrees that within said period of eighteen (18) months, as well as the duration of this Agreement, he will not in any way solicit, divert, take away or attempt to solicit, divert or take away any staff, full-time, part-time or temporary personnel, accounts, customers, trade, business or goodwill from ICS or otherwise compete for accounts or customers who have been solicited by ICS, and agrees not to influence or attempt to influence any of ICS's customers or potential customers who have been solicited by ICS not to do business with ICS.







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        12..      AGREEMENT NOT TO DIVULGE CONFIDENTIAL INFORMATION

        Employee agrees that he will not at any time during his employment with ICS or within eighteen (18) months after leaving its service, for himself or for any other company, divulge the name or address or any information concerning any ICS accounts, customer and business patrons or technical personnel. Employee further agrees during said period not to disclose any confidential information or knowledge acquired while in the employ of ICS, said restriction to include ICS's business methods, techniques, and management, technical, and financial expertise, as well as its plan with respect to acquisitions and/or future services to be rendered by ICS or future contracts to be bid on by ICS or customers to be solicited by ICS.


        13.       RETURN OF RECORDS AND PAPERS

        Employee agrees upon the termination of his employment with ICS for any reason, whatsoever, to return to an officer of ICS all records, copies of records, computer records, and papers pertaining to any and all transactions handled by Employee while associated with ICS, and in the event Employee shall fail to do so, or in the event Employee shall violate any covenant of this Agreement, Employee shall forfeit all claims to unpaid compensation without effecting the right of ICS to compel the return of said records and papers or ICS's right to enforce any covenant of this Agreement.


        14.       INJUNCTIVE RELIEF FOR VIOLATION OF COVENANTS

        Employee recognizes that irreparable damage will result to ICS in the event of the violation of any covenant contained herein made by him, and agrees that in the event of such violation, ICS shall be entitled, in addition to its other legal or equitable remedies and damages, to temporary and permanent injunctive relief to restrain against such violation(s) thereof by him and by all other persons acting for or with him.


        15.       SPECIFIC PERFORMANCE

        Because of the unique character of the shares of stock of the Corporation, the parties and other shareholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the sale or disposition of Employee's shares, an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any such shares, such right or obligation shall be enforceable in a court or equity by a decree or specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.


        16.       LEGAL FEES

        Each party agrees that in the event of any legal action taken to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all costs and reasonable legal fees incurred in such action.


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        17.       DAMAGES

        Employee recognizes and acknowledges that because it would be difficult or impossible to ascertain the actual damages arising from a violation by him of the covenants herein contained, as liquidated damages for any violation, Employee agrees (a) to immediately pay to ICS and to any present or former shareholder of ICS any amount owed for loans or advances, (b) to forfeit all existing and future rights to compensation hereunder, including but not limited to, bonuses earned but not yet paid and any fringe benefits, and (c) to pay damages to ICS in an amount equal to the gross profit, or fifty percent (50%) of sales, whichever is greater, resulting from business generated by Employee, either directly or indirectly, on his own account or as an agent, stockholder, employer, employee, or otherwise, in conjunction with any other person or entity through soliciting or otherwise competing for accounts or customers of ICS or accounts or customers who have been solicited by ICS.


        18.       SIGNATURE OF SPOUSE

        It is understood and agreed that due to the fact that Employee is acquiring a 51% interest in ICS and will be responsible for the day-to-day activities of the Corporation, for the protection of ICS and the other shareholders it is appropriate and necessary that Employee's spouse execute this Agreement to reflect her agreement to be bound by those provisions relating to confidentiality and the promises not to compete with ICS and the enforcement thereof. Specifically, those provision include Paragraphs 9 through 17.


        19.       INTERPRETATION OF AGREEMENT


        This contract shall be interpreted and construed according to the laws of the State of New York.


        20.       BENEFIT

        This Agreement shall be binding upon the parties, their personal representatives, successors, and assigns.


        21.       UNDERSTANDING OF PARTIES

        This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements or understandings, oral or written, between Employee and ICS.



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IN WITNESS WHEREOF, we hereunto set our hands and seals effective the date first above written.

                                       INTELLEGENT COMPUTER SOLUTIONS, INC.

                                       By:
                                          -------------------------------
         Attest - Secretary               President


                                       ----------------------------------
         Witness                       Peter J. Keenan


                                       ----------------------------------
         Witness                       Spouse